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           Consent of Independent Registered Public Accounting Firm


The Shareholders and Board of Directors of
Smith Barney Investment Funds Inc.:

We consent in this registration statement to the reference to our firm under the heading "Counsel and Auditors" in the Statement of Additional Information.

                                                               /s/  KPMG LLP

New York, New York
June 30, 2004